EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Globus Medical, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-1 (No. 333-180426) of Globus Medical, Inc. and on Form S-8 (No. 333-184196) pertaining to the Amended and Restated 2003 Stock Plan, 2008 Stock Plan and 2012 Equity Incentive Plan of Globus Medical, Inc., of our report dated March 5, 2013, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ KPMG, LLP
KPMG, LLP
Philadelphia, Pennsylvania
March 5, 2013